UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential — For Use of the Commission Only (as permitted by Rule 14a-5(d)(2))
☐	Definitive Information Statement

BETTER FOR YOU WELLNESS, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

BETTER FOR YOU WELLNESS, INC.

1349 East Broad Street

Columbus, OH 43205
(614) 368-9898

August [●], 2022

TO THE STOCKHOLDERS OF BETTER FOR YOU WELLNESS, INC.:

THIS IS A NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT.
WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTERS DESCRIBED HEREIN.

This notice and accompanying Information Statement is furnished to the holders of shares of common stock, par value $0.0001 per share, of Better For You Wellness, Inc., a Nevada corporation (the “Company”), pursuant to Section 78.320 of the Nevada General Corporation Law, Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of the following actions taken by the Company’s Board of Directors (the “Board”) and by written consent of the holders of a majority of the voting power of the issued and outstanding capital stock of the Company, to amend our certificate of incorporation, as amended (the “Certificate”), to increase the number of authorized shares of common stock from 500,000,000 to 1,000,000,000 (the “Authorized Share Increase” or “Corporate Action”).

The purpose of the Information Statement is to notify our stockholders that on May 12, 2022, a stockholder holding a majority of the voting power of our issued and outstanding shares of capital stock executed a written consent approving the Corporate Action.

The written consent that we received constitutes the only stockholder approval required for the Corporate Action under Nevada law and our Certificate and bylaws. As a result, no further action by any other stockholder is required to approve the Corporate Action and we have not solicited, and will not be soliciting, your approval of the Corporate Action. Notwithstanding, the holders of our common stock of record at the close of business on May 12, 2022 are entitled to notice of the stockholder action by written consent.

This notice and the accompanying Information Statement are being mailed to our holders of common stock of record as of May 12, 2022 on or about August [●], 2022 . This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Rule 14c-2 promulgated under the Exchange Act and in accordance with Nevada law and our bylaws.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THE ACCOMPANYING INFORMATION STATEMENT. WE ARE NOT ASKING FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

August [●], 2022	By Order of the Board of Directors of
BETTER FOR YOU WELLNESS, INC.

/s/ Ian James
Ian James
Chief Executive Officer

BETTER FOR YOU WELLNESS, INC.

1349 East Broad Street

Columbus, OH 43205
(614) 368-9898

Information Statement Pursuant to Section 14C
of the Securities Exchange Act of 1934

This Information Statement is being mailed on or about August [●], 2022 , to all holders of record on May 12, 2022 (the “Record Date”) of the common stock, $0.0001 par value per share (the “Common Stock”), of BETTER FOR YOU WELLNESS, INC., a Nevada corporation (the “Company”), in connection with the approval of the following actions taken by the Board of Directors of the Company (the “Board”) and by written consent of Green Ohio Ventures, LLC, via its managing member Mr. Ian James, the holder of a majority of the voting power of the Company’s issued and outstanding capital stock (the “Approving Stockholder”), to amend our certificate of incorporation, as amended (the “Certificate”), to increase the number of authorized shares of common stock from 500,000,000 to 1,000,000,000 (the “Authorized Share Increase” or “Corporate Action”).

On May 11, 2022, our Board unanimously approved the Corporate Action. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the actions disclosed herein as quickly as possible in order to accomplish the purposes of our Company, we chose to obtain the written consent of a majority of the Company’s voting power to approve the actions described in this Information Statement in accordance with Section 78.320 of the Nevada Revised Statutes (“NRS”) and our bylaws. On May 12, 2022, the Approving Stockholder approved, by written consent, the Corporate Action. Mr. Ian James, managing member of the Approving Stockholder, is the Company’s Chief Executive Officer, Chairman, principal financial officer and principal accounting officer. In addition to other securities of the Company, Mr. James holds 350,000 shares of the Company’s Series A preferred stock, $0.0001 par value per share (the “Series A Preferred”), which has a number of votes at any time equal to one thousand (1,000) votes of Common Stock. The Series A Preferred votes on any matter submitted to the holders of the Common Stock, or any class thereof, for a vote, and votes together with the Common Stock, or any class thereof, as applicable, on such matter for as long as the share of Series A Preferred is issued and outstanding. As a result of Mr. James’s beneficial ownership of the Approving Stockholder, as well as his shares of Series A Preferred, Mr. James controls a majority of the voting power of the Company’s issued and outstanding capital stock.

Since the Board and the holder of a majority of the voting power of the Company’s issued and outstanding shares of capital stock have voted in favor of the Corporate Action, the Corporate Action necessary to authorize the Corporate Action has been taken. We expect that the Corporate Action will become effective on or about the 20th calendar day after the date on which this Information Statement and the accompanying notice are mailed to our stockholders. Our Board retains the authority to abandon the Corporate Action for any reason at any time prior to the effective date of the Corporate Action.

NOTICE PURSUANT TO SECTION 78.320  — Pursuant to Section 78.320 of the NRS, we are required to provide prompt notice of the taking of corporate action by written consent to our stockholders who have not consented in writing to such action. Section 78.320 permits a Nevada corporation to take a corporate action that requires stockholder approval without holding a stockholder meeting if the corporation: (a) obtains the written consent of those stockholders who would have been entitled to cast at least the minimum number of votes that would be necessary to authorize or take such action at a stockholders meeting and (b) gives prompt notice of the corporate action to those stockholders who do not consent in writing. By written consent dated May 12, 2022, Green Ohio Ventures, LLC, a stockholder of the Company as of the Record Date who would have been entitled to cast at least the minimum number of votes necessary to authorize such action at a meeting of stockholders, authorized the Corporate Action.

Because the Corporate Action has already been approved by the holder of a majority of the voting power of the Company’s outstanding shares of capital stock, you are not required to take any action. This Information Statement provides to you notice that the Corporate Action has been approved. You will receive no further notice of the approval nor of the effective date of the Corporate Action other than pursuant to reports which the Company will be required to file with the Securities and Exchange Commission (the “SEC”) in the future.

The Company’s Common Stock is quoted on the OTC QB market tier of the OTC Markets Group Inc. under the symbol “BFYW.” The last sale price of our Common Stock as reported on the OTC QB on August [●], 2022 was $[●] .

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on the Record Date are entitled to notice of the information disclosed in this Information Statement. As of the Record Date, our authorized securities consist of (i) 500,000,000 shares of Common Stock, and (ii) 200,000,000 shares of Series A preferred stock.

As of the Record Date, there were (i) 369,108,169 shares of Common Stock issued and outstanding, held by approximately 164 holders of record, and (ii) 700,000 shares of Series A Preferred issued and outstanding. The number of holders our Common Stock does not include beneficial owners of Common Stock whose shares are held in the names of broker-dealers and registered clearing agencies. As of the Record Date, Green Ohio Ventures, LLC, the Approving Stockholder, member-managed by Mr. Ian James, held 207,898,684 shares of Common Stock, and 0 shares of Series A Preferred Stock, whereas Mr. Ian James held 20,188 shares of Common Stock, and 350,000 shares of Series A Preferred Stock.

Holders of our Common Stock are entitled to one vote per share. The Series A Preferred shares held by Mr. James has a number of votes at any time equal to (i) the number of votes then held or entitled to be made by all other equity securities of the Company, including, without limitation, the Common Stock, debt securities of the Company or pursuant to any other agreement, contract or understanding of the Company, plus (ii) one. Accordingly, Mr. Ian James holds an aggregate of 56.33% of the Company’s voting power.

EXPENSES

The costs of preparing, printing and mailing this Information Statement will be borne by the Company.

STOCKHOLDERS SHARING AN ADDRESS

We will deliver only one Information Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting us at the address or phone number set forth above. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.

DISSENTERS’ RIGHTS

Under the NRS, our stockholders are not entitled to dissenters’ rights or appraisal rights with respect to the Corporate Action and we will not independently provide our stockholders with any such rights.

INTEREST OF CERTAIN PERSONS IN THE CORPORATE ACTION

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Corporate Action that is not shared by all of our other stockholders.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

ITEM — INCREASE IN AUTHORIZED SHARES OF COMMON STOCK TO 1,000,000,000 FROM 500,000,000

On May 11, 2022 and May 12, 2022 respectively, our Board of Directors and the Approval Stockholder each approved the Authorized Share Increase.

The effective date of the Authorized Share Increase will be determined at the sole discretion of the Board of Directors and will be publicly announced by us. The Authorized Share Increase will become effective upon the filing of a certificate of amendment to the Certificate relating to the Authorized Share Increase with the Secretary of State of the State of Nevada. The Board of Directors may determine, in its sole discretion, not to effect the Authorized Share Increase and not to file any amendment to our Certificate.

Our Board believes it is in the Company’s best interests to increase the number of authorized shares of Common Stock in order to give us greater flexibility in considering and planning for future corporate needs, including, but not limited to, potential strategic transactions, including mergers, acquisitions and business combinations, stock dividends, grants under equity compensation plans, stock splits or financings, as well as other general corporate transactions. The Board believes that additional authorized shares of Common Stock will enable us to take timely advantage of acquisition opportunities that become available to us, as well as market conditions and favorable financing. We do not have any definitive plans, arrangements, understandings or agreements regarding the issuance of the additional shares of Common Stock that will result from adoption of Authorized Share Increase. Except as otherwise required by law, the newly authorized shares of Common Stock will be available for issuance at the discretion of our Board (without further action by our stockholders) for various future corporate needs, including those outlined above. While effecting the Authorized Share Increase would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders, any future issuance of additional authorized shares of our Common Stock may, among other things, dilute the earnings per share of our Common Stock and the equity and voting rights of those holding equity at the time the additional shares are issued.

Any newly authorized shares of Common Stock will be identical to the shares of Common Stock now authorized and outstanding. The Authorized Share Increase will not affect the rights of current holders of our Common Stock, none of whom have preemptive or similar rights to acquire the newly authorized shares.

Board Discretion to Implement the Authorized Share Increase

The Board will implement the Authorized Share Increase only upon a determination that the Authorized Share Increase is in the best interests of the stockholders at that time. The Board of Directors may determine, in its sole discretion, not to effect the Authorized Share Increase and not to file any amendment to our Certificate.

Effective Time

The effective time of the Authorized Share Increase, if the proposed Authorized Share Increase is implemented at the direction of the Board, will be the date and time that the certificate of amendment effecting the Authorized Share Increase is filed with the Nevada Secretary of State or such later time as is specified therein. The exact timing of the Authorized Share Increase will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and its stockholders, and the effective date will be publicly announced by the Company. The Authorized Share Increase may be delayed or abandoned without further action by the stockholders at any time prior to effectiveness of the related certificate of amendment filed with the Nevada Secretary of State, notwithstanding the Authorizing Stockholder’s approval of the Authorized Share Increase, if the Board, in its sole discretion, determines that it is in the best interests of the Company and its stockholders to delay or abandon the Authorized Share Increase.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the Record Date, below is information with respect to the securities holdings of (i) our named executive officers, (ii) our directors, (iii) our executive officers and directors as a group, and (iv) all persons which, pursuant to filings with the SEC and our stock transfer records, we have reason to believe may be deemed the beneficial owner of more than 5% of the shares of Common Stock.

The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations promulgated under the Exchange Act and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who resides in the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. The following table is based on the number of shares of Common Stock outstanding totaling 369,108,169 as of the Record Date.

Name of Beneficial Owner (1)	Amount of Beneficial Ownership of Common Stock	Percent of Outstanding Common Stock (2)	Proxy (Voted)	Amount of Beneficial Ownership of Preferred Stock	Percent of Outstanding Preferred Stock (4)
Directors and Executive Officers:
Ian James	103,969,530	28.16776%	28.16776	350,000	50%
Stephen Letourneau	103,969,529	28.16776%	28.16776	350,000	50%
Montel Williams	75,000	00.00020%		0	0%
Joseph J. Watson	200,000	00.00054%		0	0%
David H. Deming	478,747	00.12970%		0	0%
Dr. Nicola R. Finley, M.D.	75,000	00.00020%		0	0%
Christina Jefferson	25,000	00.00006%		0	0%

All directors and executive officers as a group (2 persons)
5% Stockholders:
Green Ohio Ventures, LLC (3)	207,898,684	56.32459%	56.32459	0	0%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a stockholder has sole or shared voting power or investment power, and also any shares which the stockholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants.

(2)	Based on 369,108,169 shares of the Company’s common stock issued and outstanding as of May 12, 2022.

(3)	As disclosed in that certain Current Report on Form 8-K filed with the SEC on August 4, 2021. Represents shares held by Green Ohio Ventures, LLC. Ian James and Stephen Letourneau together own 90.6165% of Green Ohio Ventures, LLC, or 45.30825% each. On August 24, 2021, Green Ohio Ventures, LLC transferred 17,963,817 shares of restricted Common Stock of Better for You Wellness, Inc. to MRKTS Group Inc. for consulting services provided. This transaction did not result in MRKTS Group Inc. owning 5% or more of any class of securities of the issuer. From August 24, 2021 to August 25, 2021, Green Ohio Ventures, LLC distributed, at no cost and in various quantities, a total of 24,137,499 shares of restricted Common Stock of Better for You Wellness, Inc. to 18 of its 20 members. No shares were distributed from GOHV to Ian James and Stephen Letourneau. The aforementioned transaction(s) did not result in any individual shareholder owning 5% or more of any class of securities of the issuer. The aforementioned transaction was carried out as it was deemed by GOHV to be in the best interests of its members. In light of the transactions which occured on August 24 and 25, 2001, for the purposes of GOHV’s holdings in the Company, Ian James and Stephen Letourneau shall each be considered 50% beneficial owners of any shares held by GOHV in the Company.

(4)	Based on 700,000 shares of the Company’s Series A Preferred Stock issued and outstanding as of June 10, 2022.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Capital Stock

Our Certificate currently authorizes the issuance of up to 500,000,000 shares of Common Stock and up to 10,000,000 shares of preferred stock. As of the Record Date, there were (i) 369,108,169 shares of Common Stock issued and outstanding, held by approximately 164 holders of record , and (ii) 700,000 shares of Series A Preferred issued and outstanding. The number of holders our Common Stock does not include beneficial owners of Common Stock whose shares are held in the names of broker-dealers and registered clearing agencies.

Market for Our Shares of Common Stock

Our Common Stock currently is traded on the OTC QB tier of the OTC Markets Group under the symbol “BFYW.” The market for our Common Stock is highly volatile. We cannot assure you that there will be a market in the future for our Common Stock. OTC Markets securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Markets securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Markets stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

The following table sets forth the high and low bid prices per share of our Common Stock by OTC Markets for the periods indicated. The following quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions

For the year ended February 28, 2020	High	Low
Fourth Quarter	$0.010	$0.000
Third Quarter	$0.020	$0.000
Second Quarter	$0.010	$0.000
First Quarter	$0.010	$0.000

For the year ended February 28, 2021	High	Low
Fourth Quarter	$0.070	$0.010
Third Quarter	$0.010	$0.000
Second Quarter	$0.010	$0.010
First Quarter	$0.010	$0.000

For the year ended February 28, 2022	High	Low
Fourth Quarter	$0.120	$0.070
Third Quarter	$0.230	$0.130
Second Quarter	$0.300	$0.150
First Quarter	$0.200	$0.050

For the year ended February 28, 2023	High	Low
First Quarter	$0.070	$0.037

As of August [●], 2022, the closing price of our Common Stock on the OTC QB was $[●].

Transfer Agent

Our transfer agent is Action Stock Transfer Corporation and its phone number is (801) 274-1088.

Dividends

We have never declared or paid any cash dividends on our Common Stock. For the foreseeable future, we do not anticipate paying any cash dividends on our Common Stock. Any future determination to pay dividends will be at the discretion of our Board of Directors.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee, or any other person, has any substantial interest, direct or indirect, in the Corporate Action that is not shared by all other stockholders.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the EDGAR (Electronic Data Gathering, Analysis and Retrieval) system.

You may request a copy of documents filed with or furnished to the SEC by us, at no cost, by writing to Better For You Wellness, Inc., 1349 East Broad Street, Columbus, OH 43205, Attn: Corporate Secretary, or by calling the Company at (614) 368-9898.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to Better For You Wellness, Inc., 1349 East Broad Street, Columbus, OH 43205, Attn: Corporate Secretary, or by calling the Company at (614) 368-9898.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, the address and phone number in the preceding paragraph. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the address or phone number provided in the preceding paragraph.

MISCELLANEOUS

Additional copies of this Information Statement may be obtained at no charge by writing to us at c/o Better For You Wellness, Inc., 1349 East Broad Street, Columbus, OH 43205, Attn: Corporate Secretary, or by calling the Company at (614) 368-9898.

NO ADDITIONAL ACTION IS REQUIRED BY OUR STOCKHOLDERS IN CONNECTION WITH THESE ACTIONS.

BETTER FOR YOU WELLNESS, INC.

/s/ Ian James
Ian James
August [●], 2022	Chief Executive Officer